                                                                      EXHIBIT 21

                           RHONE-POULENC RORER INC.
                                 SUBSIDIARIES


ACC Ltd.
Agrico Limited (U.K.)
American Lecithin, Inc.
Applied Immune Sciences, Inc. (De)
Approved Prescription Services Limited (U.K.)
APS Health Ltd. (U.K.)
ARL Applied Research Laboratories SA
Armour Pharmaceutical Products Inc.(De)
Atlantic Chemical Corporation Limited
Barcroft Company (De)
Bellon (France)
Berk Pharma A/S (Denmark)
Berk Pharmaceuticals Limited (U.K.)
Biogalenique (France)
Biovital Vertriebs, GmbH (Germany)
Bottu (France)
BRG Partnership (De)
Chemical Services & Finance AG
Co-Frusamil Limited (U.K.)
Cooperation Pharmaceutique Francaise
Cooperation Pharmaceutique Francaise Benelux (Belgium)
Dermik II (De)
Dermik Laboratories Canada, Inc.
Dermik Labs, Inc. (De)
DIACTIS
Dicoss A.G. (Switzerland)
Dipharm A.G. (Switzerland)
Dr. Schieffer Arznei GmbH (Germany)
Dr. Schieffer Arzneimittel A.G. (Switzerland)
Dr. Schieffer International Arzneimittel GmbH (Germany)
Ex Vivo Therapics - USA
Ex Vivo Therapics Asia/Pacific, Inc. (Japan)
Ex. Vivo Therapics SNC (France)
Ficham Puerto Rico, Inc.
Fisons (Bangladesh) Limited
Fisons (East Africa) Limited
Fisons (Malaya)Sdn Berhaf
Fisons (New Zealand) Limited
Fisons A/S Denmark
Fisons AG
Fisons AO
Fisons Arzneimittel GmbH
Fisons Australia Holdings Limited
Fisons BV
Fisons Corporation
Fisons Corporation Limited
Fisons de Mexico SA de CV
Fisons Deutschland GmbH
Fisons Farmaceutica Portuguesa Limitada
Fisons Finance Australia Limited
Fisons Finance Limited
Fisons Finance Netherlands BV
Fisons France SA
Fisons GesmbH
Fisons GmbH
Fisons Holding AG
Fisons Holdings, Inc.

                                                                      EXHIBIT 21

                           RHONE-POULENC RORER INC.
                                 SUBSIDIARIES


Fisons Iberica SA
Fisons Industrial Limitada
Fisons Intelmark Holdings, Inc.
Fisons International Holdings Ltd.
Fisons Italchimici SpA
Fisons North America Inc.
Fisons Norway AS
Fisons NSW Party Limited
Fisons Overseas Holdings, Ltd.
Fisons OY
Fisons Pharmaceuticals Ireland Limited
Fisons Pharmaceuticals Pte. Limited
Fisons Pharmaceuticals Pty Limited
Fisons Pharmaceuticals Sp. Zoo
Fisons Pharmaka ABEE
Fisons plc
Fisons Pte. Limited
Fisons Sweden AB
Fisons Texas, Inc.
Fisons US Investment Holdings Inc.
Fisons US, Inc.
Fisonsfarma SA
Fistar Limited
Fujisawa-Fisons KK
Haake, Inc.
Inmobiliaria RPR, S.A. de C.V. (Mexico)
La Societe Laboratoires Gerbiol SA
Laboratoires Biovital (France)
Laboratoires Fisons SA
Malham
May & Baker Limited (U.K.)
May & Baker Limited U.K. (U.K.)
May & Baker Pharma Inc. (Canada)
May & Baker Pharmaceuticals Limited (U.K.)
Morgal Scientific (Sdn) Bhd
Natrapharm (Ireland) LTD
Nattermann & CIE GmbH (Germany)
Nattermann de Mexico (Mexico)
Nattermann Espana S.A. (Spain)
Nattermann International GmbH (Germany)
NV Fisons S.A.
Office Pharmaceutique Industrial Hospitalies (France)
P.T. Rhone-Poulenc Rorer (Indonesia)
Performances Chimiques (France)
Pharmasol Corporation
Pharmatec Limited (U.K.)
Pharmindustrie S.A. (France)
Pharmzeutische Praparate Fisons (Handelsgesellschaft) GmbH
Piraud A.G. (Switzerland)
R-PR BRG Group Inc. (De)
R-PR IPL Group Inc. (De)
Radiol International Limited
Rhodiapharm Inc. (Canada)
Rhone-Poulenc Pharma (Cameroon)
Rhone-Poulenc Pharma AB (Sweden)
Rhone-Poulenc Pharma AG (Switzerland)
Rhone-Poulenc Pharma Cologne GmbH (Germany)
Rhone-Poulenc Rorer (El Salvador) S.A. DE C.V. (El Salvador)

                                                                      EXHIBIT 21


                           RHONE-POULENC RORER INC.
                                 SUBSIDIARIES


Rhone-Poulenc Rorer (Morocco)
Rhone-Poulenc Rorer A.G. (Switzerland)
Rhone-Poulenc Rorer Aebe (Greece)
Rhone-Poulenc Rorer Argentina
Rhone-Poulenc Rorer AS (Denmark)
Rhone-Poulenc Rorer Australia Pty. Ltd. (Australia)
Rhone-Poulenc Rorer B.V. (Netherlands)
Rhone-Poulenc Rorer Bangladesh Ltd. (Bangladesh)
Rhone-Poulenc Rorer Belgium (Belgium)
Rhone-Poulenc Rorer Biologie (France)
Rhone-Poulenc Rorer Canada Inc. (Canada)
Rhone-Poulenc Rorer Caribbean Inc. (Puerto Rico)
Rhone-Poulenc Rorer De Centro America (Guatemala) S.A. (Guatemala) Rhone-Poulenc Rorer de Venezuela, S.A.
Rhone-Poulenc Rorer Doma (France)
Rhone-Poulenc Rorer Export LTD (UK)
Rhone-Poulenc Rorer Fisons J.V. SNC (France)
Rhone-Poulenc Rorer GmbH (Germany)
Rhone-Poulenc Rorer Graham J.V.
Rhone-Poulenc Rorer Holdings LTD (U.K.)
Rhone-Poulenc Rorer Holdings Ltd. (Ireland)
Rhone-Poulenc Rorer Inc. (Pa)
Rhone-Poulenc Rorer International Holdings Inc. (De)
Rhone-Poulenc Rorer Ireland Ltd. (Ireland)
Rhone-Poulenc Rorer Japan, Inc. (Japan)
Rhone-Poulenc Rorer Korea (Korea)
Rhone-Poulenc Rorer New Zealand Ltd. (New Zealand)
Rhone-Poulenc Rorer Pakistan (PVT) Ltd. (Pakistan)
Rhone-Poulenc Rorer Panama S.A. (Panama)
Rhone-Poulenc Rorer Participations (France)
Rhone-Poulenc Rorer Pharm Products (De)
Rhone-Poulenc Rorer Pharma Specialties (France)
Rhone-Poulenc Rorer Pharma Z.O.O. (Poland)
Rhone-Poulenc Rorer Pharmaceutical Limited (Ireland)
Rhone-Poulenc Rorer Pharmaceuticals Inc. (De)
Rhone-Poulenc Rorer Pharmaservices (France)
Rhone-Poulenc Rorer Philippines Inc. (Philippines)
Rhone-Poulenc Rorer Portugal
Rhone-Poulenc Rorer Principes Actifs (France)
Rhone-Poulenc Rorer Propharm (France)
Rhone-Poulenc Rorer R&D (France)
Rhone-Poulenc Rorer Rhodia Pharma (Brazil)
Rhone-Poulenc Rorer S.A. (Argentina)
Rhone-Poulenc Rorer S.A. (Chile)
Rhone-Poulenc Rorer S.A. (France)
Rhone-Poulenc Rorer S.A. (Pty.) Ltd. (South Africa)
Rhone-Poulenc Rorer S.A. (Spain)
Rhone-Poulenc Rorer S.A. De C.V. (Mexico)
Rhone-Poulenc Rorer S.A.(Uruguay)
Rhone-Poulenc Rorer S.p.A. (Italy)
Rhone-Poulenc Rorer Self Medication Products (Germany)
Rhone-Poulenc Rorer Thailand
Rhone-Poulenc Rorer Z.O.O. (Poland)
Rorer (U.K.) Limited
Rorer A.G. (Switzerland)
Rorer B.V.
Rorer De Equador S.A. (Equador)
Rorer Finanziaria S.p.A. (Italy)

                                                                      EXHIBIT 21

                           RHONE-POULENC RORER INC.
                                 SUBSIDIARIES


Rorer Ges.m.b.h. (Austria)
Rorer GmbH (Germany)
Rorer Health Care Holdings Limited (U.K.)
Rorer Health Care Limited (U.K.)
Rorer Health Care Staff Pension Trustee Co. Limited (U.K.)
Rorer Health Care Staff Pensions Limited (U.K.)
Rorer Holdings B.V. (Netherlands)
Rorer International Corporation (Pa)
Rorer International Ltd. (Hong Kong)
Rorer Pharmaceutical Pte. Ltd. (Singapore)
Rorer Pharmaceuticals Limited (U.K.)
Rorer S.A. (Colombia)
Rorer S.A. Zug (Switzerland)
RPC Inc. (De)
S.I.P.O.A. (Senegal)
Sedapharm (France)
Shandong-Dermik (China)
SICTIA S.A. (France)
Societe Morocco Cooperation Pharmaceutical (Morocco)
Sopar Pharma (Belgium)
SPCA - Barcroft E.U.R.L. (France)
Specia (France)
Theraplix (France)
U.S. Ethicals Inc. (N.Y.)
VG Instruments Asia Limited
Whitney Bay Insurance LTD. (Bermuda)